UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014 (March 21, 20l4)

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 3.02 of this report regarding the Stock Purchase Agreement is incorporated by reference into this Item 1.01.

Section 3	Securities and Trading Markets
Item 3.02.	Unregistered Sales of Equity Securities.

On March 21, 2014, Limoneira Company (the “Company”) filed with the Delaware Secretary of State a Certificate of Designation, Preferences and Rights (the “Certificate of Designation”) providing for the designation of a new series of preferred stock designated as 4% Voting Preferred Stock, $100.00 Par Value, Series B-2 (the “Series B-2 Preferred Stock”). The number of shares constituting the whole series of Series B-2 Preferred Stock is 10,000 shares. In addition, on March 21, 2014 the Company completed the sale of 2,300 shares of Series B-2 Preferred Stock to WPI-ACP Holdings, LLC (“WPI”), an entity affiliated with Water Asset Management, LLC (“WAM”), for an aggregate sale price of $2,300,000 pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). WPI is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act. The sale of the Shares was made pursuant to a Series B-2 Stock Purchase Agreement (the “Stock Purchase Agreement”), dated March 21, 2014, by and between the Company and WPI. It is anticipated that there will be a second issuance of Series B-2 Preferred Stock on or before April 30, 2014 whereby WPI will purchase an additional 7,000 shares of Series B-2 Preferred Stock for a purchase price of $7,000,000, resulting in an aggregate issuance of 9,300 shares of Series B-2 Preferred Stock for an aggregate purchase price of $9,300,000.

The Series B-2 Preferred Stock has the following rights, preferences, privileges, and restrictions:

Conversion. Each share of the Series B-2 Preferred Stock is convertible into common stock at a conversion price equal to the greater of (a) the then-market price of the Company’s common stock based upon the closing price of the Company’s common stock on the NASDAQ Stock Market, LLC or on such other principal market on which the Company’s common stock may then be trading and (b) $15.00 per share of common stock. Shares of the Series B-2 Preferred Stock may be converted into common stock at (i) any time prior to the redemption thereof, or (ii) in the event the Option Agreement (as defined below) is terminated without all of the shares of Series B-2 Preferred Stock having been redeemed, within 30 calendar days following such termination.

Dividends. The holder of shares of the Series B-2 Preferred Stock is entitled to receive cumulative cash dividends at an annual rate of 4% of the liquidation value of $1,000 per share. Such dividends are payable quarterly on the first day of January, April, July and October in each year commencing July 1, 2014.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holder of shares of the Series B-2 Preferred Stock is entitled to be paid out of the assets available for distribution, before any payment is made to the holders of the Company’s common stock or any other series or class of the Company’s shares ranking junior to the Series B-2 Preferred Stock, an amount equal to the liquidation value of $1,000 per share, plus an amount equal to all accrued and unpaid dividends.

Voting Rights. Each share of Series B-2 Preferred Stock is entitled to one vote on all matters submitted to a vote of the Company’s stockholders.

Redemption. The Company may redeem shares of Series B-2 Preferred Stock only (i) from WPI or its designee and (ii) upon, and to the extent of, WPI’s election to exercise its option pursuant to the Option Agreement, at a redemption price equal to the liquidation value of $1,000 per share plus accrued and unpaid dividends.

In connection with the sale of the Series B-2 Preferred Stock, on March 21, 2014 Associated Citrus Packers, Inc. (“ACP”), a wholly owned subsidiary of the Company, and an affiliate of WAM entered into a series of agreements related to the future ownership and disposition of farmland with associated Colorado River water rights and other real estate that is held by ACP in Yuma, Arizona. The agreements allow the parties to explore strategies that will make the highest and best use of those assets, including but not limited to the sale or lease of assets or the expansion of a fallowing and water savings program in which a portion of ACP’s property is currently enrolled. The net proceeds of any monetization event would be shared equally by the parties. The agreements entered into include a water development agreement (the “Water Development Agreement”) and an option agreement (the “Option Agreement”). Pursuant to the Water Development Agreement, ACP granted an affiliate of WAM exclusive rights to develop water assets attributable to the real estate owned by ACP for the mutual benefit of ACP and WAM. Pursuant to the Option Agreement, ACP granted an affiliate of WAM an option to purchase an undivided interest of up to one-half of the real estate owned by ACP in Yuma County, Arizona (the “ACP Property”) and the water rights associated therewith until January 1, 2026. The purchase price for the ACP Property subject to the Option Agreement will be paid via the redemption by the Company of a proportionate percentage of the Series B-2 Preferred Stock. Unless and until a definitive agreement or definitive agreements with respect to ACP’s real estate and water rights is entered into that would cause the cessation of farming operations, ACP expects to continue to undertake farming operations on the ACP Property and retain all proceeds from such operations.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report, and the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report, each of which is incorporated into this Current Report by reference.

Section 5	Corporate Governance and Management
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2014, the Company filed with the Delaware Secretary of State a Certificate of Designation, Preferences and Rights providing for the designation of a new series of preferred stock as 4% Voting Preferred Stock, $100.00 Par Value, Series B-2. A summary of the rights, preferences, privileges, and restrictions of such series is disclosed in Item 3.03 of this Current Report and is incorporated by reference to this Item 5.03.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designation, Preferences and Rights of 4% Voting Preferred Stock, $100.00 Par Value, Series B-2 of Limoneira Company

10.1	Series B-2 Preferred Stock Purchase Agreement dated March 21, 2014 by and between Limoneira Company and WPI-ACP Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2014	LIMONEIRA COMPANY

	By:	/s/ Harold S. Edwards
Harold S. Edwards President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation, Preferences and Rights of 4% Voting Preferred Stock, $100.00 Par Value, Series B-2 of Limoneira Company

10.1	Series B-2 Preferred Stock Purchase Agreement dated March 21, 2014 by and between Limoneira Company and WPI-ACP Holdings, LLC